Exhibit 10.12

Name: Leandra Fishman

Position: SVP Sales & Customer Success

Compensation: Base: $225,000 +Variable: $135,000 = OTE: $360,000

2017 Annual Quota

$99,759,425

Quota

Quota	Q1	Q2	Q3	Q4	Total
Cohort—Non Services	$22,111,877	$22,709,497	$22,966,973	$24,161,587	$91,949,934
Sales — Non Services	$195,826	$728,832	$1,406,479	$2,149,519	$4,480,656
Services	$571,873	$759,179	$920,441	$1,077,342	$3,328,835

Rate

Tiers	Multiplier	Rate
0.00% - 99.99%	1.0x	0.0013533
100.00% - 100.249%	4.0x	0.0054130
100.250% - Max	7.0x	0.0094728

Annual Earning Potential (Base + Variable)

Pay Category	95%	100%	102%	105%
Variable	$128,250	$135,000	$152,888	$181,238
Base	$225,000	$225,000	$225,000	$225,000
Total	$353,250	$360,000	$377,888	$406,238

I acknowledge this quota in conjunction with the 2017 Incentive Compensation Terms and Conditions.

DocuSigned by:
Leandra Fishman	/s/ Leandra Fishman	7/12/2017
Printed Name	Signature	Date